UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LandBridge Company LLC

(Exact name of registrant as specified in its charter)

Delaware	93-3636146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5555 San Felipe Street, Suite 1200 Houston, Texas	77056
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which Each class is to be registered
Class A shares representing limited liability company interests	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.☐

If this form relates to the registration of a class of securities concurrently with a Registration A offering, check the following box.☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by LandBridge Company LLC (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its Class A shares representing limited liability company interests (the “Class A Shares”), with NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol “LB.” The Class A Shares are currently listed on the New York Stock Exchange under the symbol “LB”.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A Shares, as may be amended from time to time, contained in Exhibit 4.1 of the Company’s most recent Annual Report on Form 10-K, as filed with the SEC on March 6, 2025, to which this Form 8-A relates, is incorporated herein by reference.

We expect the dual listing and trading of the Class A Shares on the NYSE Texas to commence on August 15, 2025 under the symbol “LB”.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

LandBridge Company LLC
Date: August 14, 2025	By:	/s/ Scott L. McNeely
Name: Scott L. McNeely Title: Chief Financial Officer